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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) November 7, 1997 with respect to the Financial Statements of Philips International Realty Corp. for the period August 31, 1997 (inception) to September 30, 1997; (ii) April 28, 1997 with respect to the Financial Statements of The Philips Company for each of the three years in the period ended December 31, 1996; and (iii) April 28, 1997 with respect to the Statement of Revenues and certain expenses of Merrick Commons and Mill Basin Plaza Properties for each of the three years ended December 31, 1996 included in the Proxy Statement of National Properties Investment Trust that is made a part of the Registration Statement Form S-4 dated December 3, 1997 and prospectus of Philips International Realty Corp. for the Registration of 32,000 shares of its common stock.

                                             /s/ Ernst & Young

New York, New York
December 3, 1997